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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in Premiere Technologies, Inc.'s Annual Report on Form 10-K dated February 11, 1997; Current Report on Form 8-K dated April 30, 1997 as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 16, 1997; Current Report on Form 8-K dated May 16, 1997 as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 26, 1997; Current Report on Form 8-K dated September 26, 1997; Current Report on Form 8-K dated November 13, 1997 as amended by the Company's Current Reports on Form 8-K/A filed with the Commission on December 24, 1997 and January 27, 1998 and to all references to our firm included in the registration statement.


                                              /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 27, 1998